EXHIBIT 23.2







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Employee Stock Option Plan of RADVISION Ltd. of our report dated March 1, 2005, with respect to the consolidated financial statements and schedule of RADVISION Ltd. for years ended December 31, 2002, 2003 and 2004 included in the Annual Report (Form 20-F) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.




                                            /s/ Kost Forer Gabbay & Kasierer
                                            Kost Forer Gabbay & Kasierer
                                            Member Firm of Ernst & Young Global




Tel Aviv, Israel
July  29, 2005